Exhibit 3.188

CERTIFICATE OF INCORPORATION

OF

[        ]

1. The name of this corporation is:

[        ]

2. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); and the par value of each share shall be one cent ($.01).

5. The name and mailing address of the incorporator is:

Victoria C. Phelps

LATHAM & WATKINS

555 South Flower Street

Los Angeles, California 90071

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of August, 1986.

/s/ Victoria C. Phelps
Victoria C. Phelps
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

[                    ]

THE UNDERSIGNED, being the sole Incorporator of [                ], a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That Article 1 of this corporation’s Certificate of Incorporation is hereby amended to read as follows: ”1. The name of this corporation is [                ]”

SECOND: That said corporation has not received any payment or other consideration for any of its stock.

THIRD: That this amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 28th day of October, 1986.

/s/ Victoria C. Phelps
Victoria C. Phelps,
Incorporator